Exhibit 10.22

Amendment No. 2 to Employment Agreement

Amendment Number 2 to the Employment Agreement dated as of July 24, 2007 (the “Employment Agreement”) as further amended on December 31, 2008, by and between Aetna Inc. (“Aetna”), a Pennsylvania corporation, and Mark T. Bertolini (“Executive”).

WHEREAS, Aetna and Executive have previously entered into the Employment Agreement;

WHEREAS, the Employment Agreement was amended on December 31, 2008 (“Amendment Number 1”);

WHEREAS, Aetna and Executive wish to further amend the Employment Agreement to address certain changes to the interpretation of Section 162(m) of the Internal Revenue Code of 1986, as amended, described in IRS Revenue Ruling 2008-13;

NOW, THEREFORE, the Employment Agreement is amended effective January 1, 2010, as follows:

1.           Section 3.03(b)(ii) is amended to read in its entirety as follows:  “A pro-rata bonus amount for the year of Executive’s termination of employment calculated as Executive’s target bonus opportunity for the year of Executive’s termination of employment multiplied by a fraction, the numerator of which is the number of days in the year through the date of Executive’s termination of employment and the denominator of which is 365, provided that the minimum 162(m) performance criteria established under the Aetna Inc. Annual Incentive Plan (162(m)) or any such successor plan applicable to Executive with respect to such year are satisfied.  In the event that Executive’s termination of employment occurs prior to the determination of performance criteria applicable to the performance period for the year of Executive’s termination of employment, the performance criteria applicable to Executive in respect of the pro-rata bonus shall be at least as favorable to Executive as the most favorable performance criteria applicable for that year to any award to a named executive officer of the Company, within the meaning of Section 402(a)(3) of Regulation S-K.  Payment of this pro-rata bonus amount, if any, shall be made to Executive within 45 days following the completion of the performance period in which Executive’s termination of employment occurs.”

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed this 22 day of December, 2009.

Aetna Inc.

/s/ Elease E. Wright
By:           Elease E. Wright
Title:         Sr. V.P. Human Resources

Executive

/s/ Mark T. Bertolini
Mark T. Bertolini